EXHIBIT 99.1

Flushing Financial to Speak to Institutional Investors

LAKE SUCCESS, N.Y., Nov. 26, 2013 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Bank (the "Bank"), today announced that, John R. Buran, the Company's President and Chief Executive Officer, and David Fry, the Company's Executive Vice President and Chief Financial Officer will be participating in the Jefferies 2013 Financial Institutions Group Year-End CEO Conference on Monday December 2, 2013 and will also be participating in the 2013 FBR Fall Investor Conference on Tuesday December 3, 2013. Both events are being held in New York, New York.

WHO	Flushing Financial Corporation, with $4.7 billion in consolidated assets, is the holding company for Flushing Bank, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 17 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.
WHAT	Meetings with institutional investors at the Jefferies 2013 Financial Institutions Group Year-End CEO Conference and the 2013 FBR Fall Investor Conference.
WHERE/WHEN	New York, New York on Monday, December 2, 2013 and Tuesday December 3, 2013.
PRESENTATION	The presentation will focus on the Company's performance and its strategic operating objectives. The presentation is available for viewing on the Company's website, www.flushingbank.com.
RECENT NEWS	* November 21, 2013 – Flushing Financial Corporation Declares Quarterly Dividend of $0.13 Per Share.
* October 22, 2013 – Flushing Financial Corporation Announces Third Quarter Results.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingbank.com.

CONTACT: Maria A. Grasso
         Executive Vice President and Chief Operating Officer
         Flushing Financial Corporation
         (718) 961-5400